UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2007

URON INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9449 Science Center Drive
New Hope, MN 55428
(Address of principal executive offices)

(763) 504-3000
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

On December 13, 2007, URON Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) among WFL Acquisition Corp., a newly formed Wyoming corporation and wholly owned subsidiary of the Company, and Wyoming Financial Lenders, Inc., a Wyoming corporation. Wyoming Financial Lenders is a payday lender and check casher and currently has approximately 51 stores in approximately ten states.

The Merger Agreement contemplates a reverse triangular merger with Wyoming Financial Lenders surviving a merger with WFL Acquisition Corp. and thereby becoming an operating subsidiary of the Company. As a result of the merger and in exchange for the cancellation of their shares, the shareholders of Wyoming Financial Lenders will receive (i) a number of shares of the Company’s common stock equivalent to approximately 15% of the common stock outstanding immediately after the merger, and (ii) 10,000,000 shares of a to-be-authorized class of preferred (Series A Convertible Preferred Stock) which will be convertible into an additional approximately 57% of the common stock outstanding immediately after the merger. Accordingly, the shareholders of Wyoming Financial Lenders will receive, upon the closing of the merger, securities representing approximately 63.5% of the Company’s common stock on a fully diluted basis.

The Merger Agreement contains customary representations, warranties and covenants, and the completion of the merger is contingent upon customary closing conditions, in addition to, among other things, the approval of the shareholders of Wyoming Financial Lenders, the approval by the boards of directors of both Wyoming Financial Lenders and the Company, the Company’s satisfaction of a financing-related contingency, and the effectuation of a reveres stock split on at least a 1-for-10 basis. A copy of the Merger Agreement is being filed together with this Current Report.

A material relationship exists among the Company, Wyoming Financial Lenders and John Quandahl. Mr. Quandahl serves as the President of Wyoming Financial Lenders and, effective as of November 29, 2007, was appointed as the Chief Operating Officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated December 13, 2007.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URON Inc.

Date: December 14, 2007	By:	/s/ Christopher Larson
CHRISTOPHER LARSON
Chief Executive Officer

EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated December 13, 2007.